LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	Know all by these present that each of the undersigned hereby makes,

constitutes and appoints each of Jeffrey R. Black and Caroline B. Manogue as each of the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of each of the undersigned to:

(1)	prepare,
execute,
acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Endo
Pharmaceuticals Holdings
Inc., a Delaware corporation (the "Company"), with the United States
Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");


(2)	seek or obtain, as the
undersigned's representative and on the
undersigned's behalf, information
on transactions in the Company's
securities from any third party,
including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all
other acts which in
the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.


Each undersigned acknowledges that:

(1)	this Power of
Attorney
authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents

prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither
the
Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange
Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Power of Attorney does not relieve the
undersigned from
responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.



	Each undersigned hereby gives and
grants the foregoing
attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of
Attorney.

	This Power of Attorney shall remain in
full force and
effect with respect to each undersigned until revoked by such undersigned in a signed writing delivered to such attorney-in-fact.


	IN
WITNESS WHEREOF, each undersigned has caused this Power of Attorney to be executed as of this 26th day of October, 2005


SIGNATURE				TITLE


/S/ CAROL A. AMMON		Director, Chairman of the
Board of Directors

Carol A. Ammon

/S/ PETER A.
LANKAU		Director, President
& Chief Executive Officer
Peter A. Lankau


/S/ DAVID A. H. LEE
		Executive Vice President, Research and David
A. H. Lee, M.D., Ph. D.
Development and Regulatory Affairs



/S/ JEFFREY R. BLACK
Executive Vice President, Chief
Jeffrey R.
Black			 Financial Officer
and Treasurer


/S/ CAROLINE B.
MANOGUE		   Executive Vice
President, General
Caroline B. Manogue
Counsel and Secretary



STATE OF PENNSYLVANIA
COUNTY OF
DELAWARE

	On
this 26th day of October, 2005, the above-named individuals personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.


	IN WITNESS
WHEREOF, I have hereunto set my hand and official seal.



/S/ LISA M. STORNIOLO
Notary Public


Notarial Seal

Lisa M. Storniolo
Notary Public
Chadds
Ford Twp., Delaware County

My Commission Expires April 18, 2009